Exhibit 99.4

QUICKSILVER ANNOUNCES SUCCESSFUL COMPLETION OF ITS CONSENT SOLICITATION WITH RESPECT TO ITS 91/8% SENIOR NOTES DUE 2019

FORT WORTH, TEXAS (June 12, 2013) – Quicksilver Resources Inc. (“Quicksilver”) (NYSE: KWK) announced today that it has received the consents necessary to effect certain amendments (the “Amendments”) to the indenture (as supplemented, the “Indenture”) governing its 91/8% Senior Notes due 2019 (the “2019 Senior Notes”). The consents to the Amendments are upon the terms and subject to the conditions set forth in a Consent Solicitation Statement (as it may be amended or supplemented from time to time, the “Consent Solicitation Statement”) dated as of May 23, 2013.
The Amendments are effected by a supplemental indenture to the Indenture (the “Supplemental Indenture”) that is described in more detail in the Consent Solicitation Statement.
Quicksilver received the consents of holders of a majority of the aggregate principal amount of the Notes prior to the expiration time of 5:00 P.M., Eastern Time, on June 6, 2013. Quicksilver will make a cash payment of $40.00 for each $1,000 in aggregate principal amount of 2019 Senior Notes for which a consent was validly delivered in accordance with the terms and conditions of the Consent Solicitation Statement. The Company entered into the Supplemental Indenture on June 12, 2013, but the Supplemental Indenture will not become operative until the consents have been paid for. Quicksilver will make the payments for the consents on June 21, 2013.
This press release is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any 2019 Senior Notes or any other securities. This announcement is also not a solicitation of consents with respect to the Amendments or any securities.
About Quicksilver Resources
Fort Worth, Texas-based Quicksilver is an independent oil and gas company engaged in the exploration, development and acquisition of oil and gas, primarily from unconventional reservoirs including gas from shales and coal beds in North America. Quicksilver's Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta.
Forward-looking Statements
Certain statements contained in this press release and other materials we file with the SEC, or in other written or oral statements made or to be made by us, other than statements of historical fact, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,”

“believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include: changes in general economic conditions; fluctuations in natural gas, NGL and oil prices; failure or delays in achieving expected production from exploration and development projects; uncertainties inherent in estimates of natural gas, NGL and oil reserves and predicting natural gas, NGL and oil reservoir performance; effects of hedging natural gas, NGL and oil prices; fluctuations in the value of certain of our assets and liabilities; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters, customers and counterparties; changes in the availability and cost of capital; delays in obtaining oilfield equipment and increases in drilling and other service costs; delays in construction of transportation pipelines and gathering, processing and treating facilities; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; failure or delay in completing strategic transactions; the effects of existing or future litigation; failure to complete the transactions described in this press release; and additional factors described elsewhere in this press release.
This list of factors is not exhaustive, and new factors may emerge or changes to these factors may occur that would impact our business. Additional information regarding these and other factors may be contained in our filings with the SEC, especially on Forms 10-K, 10-Q and 8-K. All such risk factors are difficult to predict, and are subject to material uncertainties that may affect actual results and may be beyond our control. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to update any of these forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.
All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.
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Investor & Media Contact:
David Erdman
(817) 665-4023

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